Press Release

SecureTech Innovations Permanently Integrates
AI UltraProd to Accelerate Growth

Under Unified SecureTech Leadership, the Consolidated Company Is Positioned to Accelerate AI UltraProd’s Expansion Into the U.S. and Other Markets

ROSEVILLE, MN – August 17, 2026 – SecureTech Innovations, Inc. (OTCQB: SCTH), a diversified technology holding company advancing artificial intelligence initiatives, industrial 3D printing and manufacturing technologies, and blockchain-based digital infrastructure and assets, today announced that it has elected to retain its AI UltraProd business as a permanent, wholly owned subsidiary rather than pursue a previously contemplated spin-off of AI UltraProd as a separate, independently listed public company.

The decision follows a period of close collaboration between the SecureTech and AI UltraProd teams. After working together over the past year to build AI UltraProd’s operations and evaluate its path forward, management determined that growing the businesses together – under unified SecureTech leadership – creates more long-term value and stability for shareholders than owning a portion of AI UltraProd as a stand-alone entity.

A Decision to Grow Together

When SecureTech acquired AI UltraProd’s operating group in June 2025, the parties did so with the intention of a future spin-off of AI UltraProd as an independent, Nasdaq-listed company, while reserving the right to instead retain the business permanently within SecureTech. Having worked closely together since that time, the SecureTech and AI UltraProd teams concluded that the two businesses are stronger combined, and the parties have now unanimously elected to forgo the spin-off. As a result, the prior incubation and spin-off framework has concluded, and AI UltraProd becomes a permanent part of SecureTech and is now managed from SecureTech’s Roseville, Minnesota headquarters.

In connection with the decision, and as contemplated by the parties’ original 2025 acquisition agreement, SecureTech issued 357 additional shares of its Series A Preferred Stock to AI UltraProd’s founding shareholder, AIUP Holding Limited, retained AI UltraProd as a wholly owned subsidiary, and holds full voting and management control of AI UltraProd and its operating subsidiaries. The founding shareholder also has the right to designate one member of SecureTech’s board of directors in the future, further aligning the interests of the combined company. Additional details are available in the Company’s Current Report on Form 8-K filed with the SEC.

Leadership and U.S. Expansion

AI UltraProd develops and manufactures AI-powered industrial 3D printing and manufacturing solutions. AI UltraProd is currently in the early stages of expanding and establishing assembly, manufacturing, distribution, and sales operations in the United States and other territories. SecureTech’s U.S.-based senior leadership is taking a hands-on approach to scaling operations and, coupled with its governance and financial reporting infrastructure already in place, is expected to play an increasingly important role in supporting the consolidated company’s growth.

SecureTech has recently strengthened that foundation by engaging U.S.-based, PCAOB-registered Marcum Asia CPAs LLP as its independent registered public accounting firm; retaining Lucosky Brookman LLP as its securities counsel and Craft Capital Management, LLC as its underwriter; and nominating three independent directors to serve on a fully independent audit committee in connection with its planned Nasdaq listing. SecureTech expects these steps, together with the retention and assumption of full control of AI UltraProd, to position the combined company for its next phase of growth as it scales its operations and expands into new markets.

J. Scott Sitra, SecureTech’s President and CEO, stated, “Over the past year, our teams worked closely to begin ramping up AI UltraProd's operations, and that work convinced us that consolidating the business within SecureTech — rather than spinning it off as a separate public company — creates more value for our shareholders. Retaining full ownership gives us unified leadership, a single public reporting platform, and direct control as AI UltraProd expands into the U.S. and other markets. We believe this structure, rather than a stand-alone spin-off, is the better path for our shareholders going forward.”

About SecureTech Innovations

SecureTech Innovations, Inc. (OTCQB: SCTH) is a diversified technology holding company whose subsidiaries operate across artificial intelligence-driven manufacturing, blockchain-based digital infrastructure and cybersecurity, and patented vehicle security systems. Its portfolio companies include AI UltraProd, which develops AI-powered industrial 3D manufacturing solutions; Piranha Blockchain, which focuses on Web3 security architecture, digital asset infrastructure, and cybersecurity systems; and Top Kontrol, which holds patented vehicle anti-theft and anti-carjacking technology. SecureTech’s mission is to deliver practical, transformative technologies that improve safety, automation, and digital resilience across multiple industries.

For further information, visit our websites:

securetechinnovations.com | aiultraprod.com | piranhablockchain.com | topkontrol.com

Disclaimer & Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts and may include, but are not limited to, statements regarding SecureTech’s plans to seek listing on the Nasdaq Capital Market; the anticipated benefits of retaining AI UltraProd as a permanent, wholly owned subsidiary; the effects of the termination of the prior incubation and spin-off framework; the issuance of additional shares of Series A Preferred Stock and the founding shareholder’s future right to designate a director; AI UltraProd’s planned expansion of assembly, manufacturing, distribution, and sales operations in the United States and other markets; the anticipated benefits of the Company’s recent engagements of its independent registered public accounting firm, securities counsel, and underwriter; and SecureTech’s business, growth, and strategic outlook. These statements are often identified by words such as “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately,” and similar expressions. Forward-looking statements involve known and unknown risks and uncertainties that could cause actual results, events, or circumstances to differ materially from those expressed or implied, including the risk that SecureTech’s Nasdaq listing application may not be approved; that required regulatory approvals may not be obtained; that the anticipated benefits of retaining AI UltraProd may not be realized; that the Company’s planned U.S. and international expansion may be delayed or may not materialize as expected; that the Company may require additional capital to execute its growth strategy; that SecureTech’s relationships with its recently engaged professional service providers may not continue as anticipated; and other risks described in SecureTech’s filings with the Securities and Exchange Commission (“SEC”), including the “Risk Factors” section of SecureTech’s most recent Annual Report on Form 10-K, as amended, and its Quarterly Reports on Form 10-Q, as amended. SecureTech’s SEC filings are available at www.sec.gov. SecureTech undertakes no obligation to update any forward-looking statement to reflect new information, future events, or otherwise, except as required by applicable law.

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Media Contact

SecureTech Innovations, Inc.

Email: ir@securetechinnovations.com

Phone: (651) 317-8990

Website: www.securetechinnovations.com